                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                 DATE OF REPORT
                                January 1, 2001
                       (Date of earliest event reported)


                       COMMISSION FILE NUMBER 34-0-22164



                           RFS HOTEL INVESTORS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              TENNESSEE                                                               62-1534743
   (State or other Jurisdiction of                                                (I.R.S. employer
    Incorporation or Organization)                                                identification no.)
  850 Ridge Lake Boulevard, Suite 220,                                              (901) 767-7005
          Memphis, TN 38120                                                (Registrant's Telephone Number
(Address of Principal Executive Offices)                                          Including Area Code)
            (Zip Code)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         a) On January 1, 2001, RFS Hotel Investors, Inc. (the "Company"), terminated its operating leases, management contracts and ancillary agreements with Hilton Hotels Corporation ("Hilton") for approximately $60 million in cash. This payment to Hilton represents the cancellation of executory contracts that extended through 2012 and entitles the Company to retain the operating profits from the hotels, which previously accrued to Hilton. Substantially all of the termination payment was recorded as an expense on January 1, 2001. Even though the $60 million payment was expensed, pursuant to Rules 3-05 and 11-01(d) of Regulation S-X, the transaction constitutes an acquisition of a business.

                  In the current report on Form 8-K filed by the Company on January 16, 2001, the Company indicated it would file financial statements of the acquired business required of this item by amendment. RFS, Inc. (a wholly-owned subsidiary of Hilton) held the operating leases, management contracts and ancillary agreements that were acquired by the Company on January 1, 2001. The audited historical financial statements of RFS, Inc. and Subsidiary (a wholly-owned subsidiary of Hilton) are filed herewith as Exhibit A:

                  1.       Report of Independent Public Accountants.

                  2. Consolidated Balance Sheets as of December 31, 2000 and 1999.

                  3. Consolidated Statements of Operations for the years ended December 31, 2000, the period November 30, 1999 through December 31, 1999, the period January 1, 1999 through November 29, 1999 and the year ended December 31, 1998.

                  4. Consolidated Statements of Stockholder's Equity for the years ended December 31, 2000, 1999 and 1998.

                  5. Consolidated Statements of Cash Flows for the years ended December 31, 2000, the period November 30, 1999 through December 31, 1999, the period January 1, 1999 through November 29, 1999 and the year ended December 31, 1998.

                  6.       Notes to Consolidated Financial Statements.

         b) In the current report on Form 8-K filed by the Company on January 16, 2001, the Company indicated that it would file pro forma financial information required of this item by amendment. The pro forma financial information is presented as if the terminations of the operating leases, management contracts and ancillary agreements had occurred on January 1, 2000. The RFS Hotel Investors, Inc. and Subsidiaries Unaudited Pro Forma Balance Sheet and Statement of Income for the year ended December 31, 2000 is filed herewith as Exhibit B.

         c)       Exhibits


                  23.1     Consent of Arthur Andersen LLP


                                   SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereto duly authorized.


         Dated as of March 19, 2001          RFS Hotel Investors, Inc.

                                             By:  Kevin M. Luebbers

                                             /s/  Kevin M. Luebbers
                                             ---------------------------

                                             Its:  Executive Vice President
                                             and Chief Financial Officer

                                   EXHIBIT A

                                 -------------

                            RFS, INC. AND SUBSIDIARY
                     (A WHOLLY-OWNED SUBSIDIARY OF HILTON)
                       CONSOLIDATED FINANCIAL STATEMENTS


                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


                                    CONTENTS


                                                                                      PAGE

       Report of Independent Public Accountants

       Consolidated Financial Statements

                Balance Sheets

                Statements of Operations

                Statements of Changes in Stockholder's Equity

                Statements of Cash Flows

                Notes to Consolidated Financial Statements

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholder
of RFS, Inc. and Subsidiary:

We have audited the accompanying consolidated balance sheets of RFS, INC. AND SUBSIDIARY (a wholly-owned subsidiary of Hilton Hotels Corporation, the "Company") as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholder's equity and cash flows for the year ended December 31, 2000, the period November 30, 1999 through December 31, 1999, the period January 1, 1999 through November 29, 1999 (Predecessor Company) and the year ended December 31, 1998 (Predecessor Company). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RFS, Inc. and Subsidiary as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the year ended December 31, 2000, the period November 30, 1999 through December 31, 1999, the period January 1, 1999 through November 29, 1999 (Predecessor Company) and the year ended December 31, 1998 (Predecessor Company), in conformity with accounting principles generally accepted in the United States.




Memphis, Tennessee,
February 23, 2001.

                            RFS, INC. AND SUBSIDIARY
            (a wholly-owned subsidiary of Hilton Hotels Corporation)

                          CONSOLIDATED BALANCE SHEETS

                               AS OF DECEMBER 31

                       (in thousands, except share data)

                                   ASSETS                                                  2000             1999
                                                                                         --------         ---------

CURRENT ASSETS:
    Cash and cash equivalents                                                            $  3,142          $  5,265
    Trade receivables, less allowance for doubtful
       accounts of $100 and $93                                                             5,333             4,675
    Inventories, at cost                                                                      210               229
    Prepaid expenses                                                                          373               909
    Due from Hilton                                                                        41,200            34,376
                                                                                         --------          --------
                 Total current assets                                                      50,258            45,454

INVESTMENTS                                                                                14,299            12,055
LEASEHOLD IMPROVEMENTS AND OFFICE
    EQUIPMENT, net of accumulated depreciation
       of $926 and $748                                                                        25               598
CAPITALIZED FRANCHISE AND LEASE VALUATION
    COSTS, net of accumulated amortization of $5,535
       and $1,182                                                                          60,251            54,167

OTHER ASSETS                                                                                   92               429
                                                                                         --------          --------

                                                                                         $124,925          $112,703
                                                                                         --------          --------

                    LIABILITIES AND STOCKHOLDER'S EQUITY


CURRENT LIABILITIES:
    Accounts payable and accrued expenses                                                $ 11,213          $  8,689
    Percentage lease payable                                                               10,531             9,438
                                                                                         --------          --------
                 Total current liabilities                                                 21,744            18,127

DEFERRED INCOME TAXES                                                                      18,713            17,826

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
    Common stock, no par value; 5,000 shares authorized;
       100 shares issued and outstanding                                                      282               282
    Additional paid-in capital                                                             84,366            76,586
    Accumulated other comprehensive income (loss),
       net of income taxes                                                                     32               (24)
    Retained deficit                                                                         (212)              (94)
                                                                                         --------          --------
                 Total stockholder's equity                                                84,468            76,750
                                                                                         --------          --------

                                                                                         $124,925          $112,703
                                                                                         ========          ========


                  The accompanying notes are an integral part of these consolidated financial statements.

                            RFS, INC. AND SUBSIDIARY
            (a wholly-owned subsidiary of Hilton Hotels Corporation)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (in thousands)


                                                                                          Predecessor Company
                                                                                  --------------------------------------
                                            Year Ended     November 30, 1999       January 1, 1999           Year Ended
                                           December 31,        through                through               December 31,
                                               2000        December 31, 1999      November 29, 1999             1998
                                           ------------    -----------------      -----------------         ------------

REVENUES:
    Hotel revenue                            $199,385            $12,503                $180,494              $196,749
    Management and consulting fees                650                 50                     519                 1,267
    Other                                       1,744                168                   1,644                 5,061
                                             --------            -------                --------              --------

                                              201,779             12,721                 182,657               203,077
                                             --------            -------                --------              --------

COSTS AND EXPENSES:
    Hotel expenses:
       Salaries and benefits                   44,825              3,556                  39,338                42,790
       Franchise costs                         15,682                951                  13,265                13,874
       Advertising and promotions               2,929                233                   2,631                 3,075
       Utilities                                7,872                549                   7,052                 7,962
       Repairs and maintenance                  3,975                324                   3,705                 4,159
       Leases, insurance and taxes              1,815                140                   1,287                 1,331
       Other operating costs                   26,782              1,953                  24,037                25,515
                                             --------            -------                --------              --------

                                              103,880              7,706                  91,315                98,706

    General and administrative                  3,685                276                   4,356                 4,027
    Depreciation and amortization               5,419                451                     360                   554
    Percentage lease expense                   85,744              4,442                  77,865                83,550
                                             --------            -------                --------              --------

          Total operating expenses            198,728             12,875                 173,896               186,837
                                             --------            -------                --------              --------

INCOME (LOSS) BEFORE
   INCOME TAXES                                 3,051               (154)                  8,761                16,240

    Income tax expense (benefit)                3,169                (60)                  3,417                 6,343
                                             --------            -------                --------              --------

NET INCOME (LOSS)                            $   (118)           $   (94)               $  5,344              $  9,897
                                             ========            =======                ========              ========


                  The accompanying notes are an integral part of these consolidated financial statements.

                            RFS, INC. AND SUBSIDIARY
            (a wholly-owned subsidiary of Hilton Hotels Corporation)

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                 (in thousands)



                                                                                                     Accumulated
                                                                             Additional  Unearned      Other     Retained
                                                       Comprehensive  Common  Paid-in   Employee   Comprehensive Earnings
                                                       Income (Loss)  Stock   Capital Compensation     Income    (Deficit)  Total
                                                       -------------  ------ -------- ------------ ------------- ---------  -------

Balances, December 31, 1997 (Predecessor Company)         $ 8,810     $282    $18,500     $(70)        $ 112      $ 15,450  $34,274
  Amortization of unearned employee compensation                        --         --       70            --            --       70
  Comprehensive income - 1998
     Net income (loss)                                      9,897       --         --       --            --         9,897    9,897
     Other comprehensive income (loss), net of tax:
        Change in unrealized gain on marketable equity
            securities, net of tax benefit of $(104)         (166)      --         --       --          (166)           --     (166)
                                                          -------     ----    -------     ----         -----      --------  -------

Balances, December 31, 1998 (Predecessor Company)           9,731      282     18,500       --           (54)       25,347   44,075
  Comprehensive income - 1999                             =======
     Net income (loss) - January 1, 1999 through
        November 29, 1999                                   5,344       --         --       --            --         5,344    5,344
     Other comprehensive income (loss), net of tax:
        Change in unrealized gain on marketable equity
            securities, net of tax benefit of $(26)           (39)      --         --       --           (39)           --      (39)
                                                          -------     ----    -------     ----         -----      --------  -------

Balances, November 29, 1999 (Predecessor Company)           5,305      282     18,500       --           (93)       30,691   49,380
  Net adjustments of recording assets and liabilities    ========
     to fair value due to Hilton Hotels Corporation
     acquisition of RFS, Inc.                                  --       --     58,086       --            93       (30,691)  27,488
  Comprehensive income - 1999
     Net income (loss) - November 30, 1999 through
        December 31, 1999                                     (94)      --         --       --            --           (94)     (94)
     Other comprehensive income (loss), net of tax:
        Change in unrealized gain on marketable equity
            securities, net of tax benefit of $(16)           (24)      --         --       --           (24)           --      (24)
                                                          -------     ----    -------     ----         -----      --------  -------

Balances, December 31, 1999                                  (118)     282     76,586       --           (24)          (94)  76,750
  Net adjustments of recording assets and liabilities     =======
     to fair value due to Hilton Hotels Corporation
     acquisition of RFS, Inc.                                  --       --      7,780       --            --            --    7,780
  Comprehensive income - 2000
     Net income (loss)                                       (118)      --         --       --            --          (118)    (118)
     Other comprehensive income (loss), net of tax:
        Change in unrealized gain on marketable equity
            securities, net of tax expense of $36              56       --         --       --            56            --       56
                                                          -------     ----    -------     ----         -----      --------  -------

Balances, December 31, 2000                               $   (62)    $282    $84,366     $ --         $  32      $   (212) $84,468
                                                          =======     ====    =======     ====         =====      ========  =======


                  The accompanying notes are an integral part of these consolidated financial statements.

                            RFS, INC. AND SUBSIDIARY
            (a wholly-owned subsidiary of Hilton Hotels Corporation)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (in thousands)


                                                                                                           Predecessor Company
                                                                                                    -------------------------------
                                                                Year Ended      November 30, 1999    January 1, 1999    Year Ended
                                                               December 31,         through             through        December 31,
                                                                   2000         December 31, 1999   November 29, 1999       1998
                                                               ------------     -----------------   -----------------  ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                             $  (118)           $   (94)           $ 5,344            $  9,897
    Adjustments to reconcile net income (loss) to net
       cash (used in) provided by operating activities:
          Depreciation and amortization                             5,419                451                360                 554
          Equity in (earnings) losses of
              unconsolidated affiliates                                --                 --                222                (509)
       Changes in working capital due to:
          Accounts receivable                                      (2,978)             1,358                821              (2,554)
          Inventory                                                    19                 (1)               (25)                  3
          Prepaid expenses                                            267                116                 69                (151)
          Due from Hilton                                          (6,824)            (5,744)            (2,220)            (11,316)
          Deferred costs and other assets                             145               (379)               289                (530)
          Accounts payable and accrued expenses                     1,057               (718)             1,831                 329
          Percentage lease payable                                    457              1,642             (1,629)                524
          Deferred income taxes                                       611                189                  2                 476
                                                                  -------            -------            -------            --------

                 Net cash (used in) provided by
                     operating activities                          (1,945)            (3,180)             5,064              (3,277)

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of furniture and equipment                             (178)               (85)              (520)                (59)
                                                                  -------            -------            -------            --------

NET CHANGE IN CASH AND CASH EQUIVALENTS                            (2,123)            (3,265)             4,544              (3,336)

CASH AND CASH EQUIVALENTS:
    Beginning of period                                             5,265              8,530              3,986               7,322
                                                                  -------            -------            -------            --------

    End of period                                                 $ 3,142            $ 5,265            $ 8,530            $  3,986
                                                                  =======            =======            =======            ========


                  The accompanying notes are an integral part of these consolidated financial statements.

                            RFS, INC. AND SUBSIDIARY
            (a wholly-owned subsidiary of Hilton Hotels Corporation)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

1.       ORGANIZATION AND PRESENTATION:

On November 30, 1999, Hilton Hotels Corporation ("Hilton" or "Parent") purchased RFS, Inc. (the "Company" or "RFS") through its acquisition of Promus Hotel Corporation ("Promus"). The acquisition of Promus by Hilton was accounted for as a purchase, and as such, the assets and liabilities of Promus were required to be restated to reflect the estimated fair value at the acquisition date. The assets and liabilities of RFS as presented in the accompanying financial statements were also required to be restated to reflect the estimated fair value at the acquisition date. At November 30, 1999, Hilton management made a preliminary allocation of the estimated fair value of the RFS assets and liabilities in the accompanying financial statements. During 2000, the assets and liabilities of RFS were adjusted to reflect better estimates of fair value.

In January 2001, the Company terminated its leases and management contracts with RFS Hotel Investors, Inc. (the "REIT"), and simultaneously sold back to the REIT 973,684 shares of the REIT's preferred stock (see Note 2). In connection with this transaction, contracts with third parties related to the operation of hotels previously operated by RFS were either terminated or transferred to a newly formed third party management company, Flagstone Hospitality Management Company ("Flagstone"). The REIT has agreed to indemnify Hilton and the Company from liabilities resulting from the termination or transfer of these contracts. Substantially all employees of the Company became employees of Flagstone.

Due to a lack of comparability, the accompanying financial statements have been presented in a format detailing the historical results of the Company prior to the Hilton acquisition, and includes the effects of the acquisition since November 30, 1999.

The Company generates substantially all of its revenues from operating and managing leased hotels owned by RFS Partnership, L.P. (the "Partnership"). The Partnership is 90.5% owned by the REIT. The Company's wholly-owned subsidiary, RFS Leasing, Inc., leases and manages 15 hotels owned by RFS Financing Partnership, L.P., a special purpose entity wholly-owned by the REIT.

Substantially all of the hotels owned by the Partnership (the "Hotels") are separately leased by the Partnership to the Company under individual lease agreements (collectively, the "Percentage Leases"). The Percentage Leases provide for the payment of annual rent equal to the greater of (i) fixed base rent or (ii) percentage rent based on a percentage of gross room revenue, food revenue and beverage revenue at the Hotels. In connection with Promus' merger with Doubletree Corporation ("Doubletree"), the Company amended each of the individual Percentage Leases. The significant amendments include extending the terms of the leases, clarifying the Company's and the Partnership's responsibilities with respect to repairs and maintenance at the hotels and clarifying certain other provisions of the Percentage Leases. These provisions include the Partnership granting the Company a 10-year right of first refusal to manage and lease future hotels acquired or developed by the Partnership.

At December 31, 2000, the Company leased 49 hotels from the Partnership and operated 54 hotels. Four hotels leased by the Company are operated by other third party management companies. Two of the hotels operated by the Company are for unrelated entities. The Company leases and/or manages hotel properties in 23 states, primarily in the Southeast and Midwest and substantially all are affiliated with a nationally recognized franchise.

2.       LEASE TERMINATION AGREEMENT:

In January 2000, the Company entered into an agreement (the "Agreement") with the REIT, which gave the REIT the option to terminate the leases and other agreements with the Company for a termination payment to Hilton of approximately $60,251,000. Under this agreement, Hilton also had the unilateral option of requiring the REIT to repurchase the Preferred Stock for $13,000,000. In November 2000, the REIT announced that it would exercise its option under this agreement to terminate the leases and other agreements.

In January 2001, the REIT paid approximately $73,251,000 in cash to the Company for lease termination fees and repurchase of the Preferred Stock, which resulted in a decrease in Investments of $13,000,000 and a decrease in Capitalized Franchise and Lease Valuation Costs of $60,251,000 in the consolidated balance sheet of the Company in 2001. Simultaneous with this termination, substantially all employees of the Company became employees of Flagstone. Certain management agreements and office and equipment leases were transferred to Flagstone. The franchise agreements between the Company and its various franchisors were terminated.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Cash and Cash Equivalents-

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents for purposes of the statement of cash flows.

Inventories-

Inventories consisting of food and beverages are stated at the lower of cost (generally first-in, first-out) or market.

Due from Hilton-

The Company maintains an intercompany balance with its Parent based on available cash flows. This balance is due on demand and is non-interest bearing.

Investments-

Investments in partnerships and joint ventures are accounted for using the equity method when the Company has a general partnership interest or its limited partnership interest exceeds 5% and the Company does not exercise control over the venture. Preferred stock investments are accounted for using the cost method, except for the restated value of the REIT convertible preferred stock, which reflects estimated fair value (see Note 4). Marketable equity securities are classified as available-for-sale and recorded at fair value with unrealized gains or losses reflected in stockholder's equity.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Leasehold Improvements and Office Equipment-

Maintenance and repairs are charged to operations as incurred; major renewals and betterments at the Hotels are the responsibility of the Partnership.

Improvements to office leaseholds are amortized over the shorter of the lives of the assets or the terms of the related leases. Office furniture and equipment is depreciated using the straight-line basis over their estimated useful lives, which is seven years for furniture and five years for equipment.

Capitalized Franchise and Lease Valuation Costs-

Prior to Hilton's acquisition of the Company, RFS had recorded certain franchise application fees in conjunction with obtaining franchise licenses. The initial cost of obtaining any new franchise licenses is paid by the Partnership, and the ongoing franchise fees are paid by the Company. These fees are usually computed as a percentage of room revenue in accordance with each Hotel's franchise agreements and are expensed as incurred.

In conjunction with Hilton's purchase of Promus, at November 30, 1999 the Company recorded $54,167,000 which represents the estimated fair value of the Percentage Leases. During 2000, an additional $11,619,000 was recorded to reflect the revised estimate of fair value of these leases.

These assets are being amortized over the lives of the franchise and lease agreements. The recoverability of these assets is periodically evaluated to determine whether they will be realized from future operations (see Note 2).

Revenue Recognition-

Hotel revenue is derived from the rental of rooms for the Hotels, and is recognized as room stays occur. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible.

Percentage Lease Expenses-

Lease expense is recognized as due to the Partnership under the Percentage Leases commencing on the date a lease is executed between the Partnership and the Company.

Income Taxes-

Under the asset and liability method of accounting for income taxes, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets, including net operating loss carryforwards, and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period when the new rate is enacted.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Hilton files a consolidated federal income tax return. As such, the intercompany settlement of taxes paid is based on an informal tax sharing agreement which allocates taxes to the Company based upon a proportionate allocation of Hilton's consolidated current and deferred income tax.

Use of Estimates-

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications-

Certain prior year amounts have been reclassified to conform to the current year presentation.

Supplemental Disclosure of Non-Cash Activities-

The following items represented non-cash activities of RFS (in thousands):

                                                                                                        Predecessor Company
                                                                                                 ---------------------------------
                                                        Year Ended        November 30, 1999      January 1, 1999       Year Ended
                                                       December 31,            through                through         December 31,
                                                           2000           December 31, 1999      November 29,1999         1998
                                                       ------------       -----------------      ----------------     ------------
Lease revaluation recorded as an
    increase in additional paid-in
    capital                                              $ 11,619              $ 54,167              $     --           $     --
                                                         ========              ========              ========           ========

Decrease (increase) in the fair value
    of REIT preferred stock recorded
    as an adjustment to additional
    paid-in capital                                      $  2,162              $ (7,662)             $     --           $     --
                                                         ========              ========              ========           ========

Net deferred income taxes recorded
    as a reduction of additional
    paid-in capital                                      $   (240)             $(17,573)             $     --           $     --
                                                         ========              ========              ========           ========

Other adjustments to record assets
    and liabilities at fair value
    recorded as adjustments to
    additional paid-in capital                           $ (5,761)             $ (1,444)             $     --           $     --
                                                         ========              ========              ========           ========

Note receivable assigned to
    Parent and recorded as an
    increase in Due from Parent                          $     --              $     --              $  1,529           $     --
                                                         ========              ========              ========           ========

4.       INVESTMENTS:

Investments in RFS Hotel Investors, Inc.-

At December 31, the Company has the following investments in the REIT, the Partnership and other investments (in thousands):

                                                                 2000               1999
                                                               --------           --------
         RFS Hotel Investors, Inc.

               Series A Convertible Preferred Stock            $ 13,000           $ 10,837

               Common Stock                                         458                366

         RFS Partnership, L.P.- Partnership Units                   841                841

               Other                                                 --                 11
                                                               --------           --------

                                                               $ 14,299           $ 12,055
                                                               ========           ========

On February 27, 1996, the Company bought from the REIT 973,684 shares of Series A Convertible Preferred Stock ("Preferred Stock") for $18,500,000 or $19.00 per share. The Preferred Stock has an initial preference value of $19.00 per share ("Stated Value"), a par value of $.01, and is senior to the REIT's common stock as to dividends and upon liquidation of the REIT. Each share based on Preferred Stock has one vote and is convertible into one share of the REIT's common stock after the seventh anniversary of issuance. The owners of the Preferred Stock are entitled to a $1.45 annual cumulative dividend per share. The Preferred Stock has mandatory redemption rights upon the occurrence of certain events which are under the REIT's control. The REIT can redeem the Series A Preferred Stock after the seventh anniversary of issuance at the Stated Value, together with all accrued and unpaid dividends. In conjunction with Hilton's acquisition of RFS, the Preferred Stock was initially revalued at the market value of the REIT's common stock at the acquisition date. During 2000, the Preferred Stock value was adjusted to reflect expected proceeds from the sale of the Preferred Stock to the REIT (see Note 2).

The Company's investment in the Partnership units is approximately $841,000 on 77,904 units owned. At present, there is no quoted market for the Partnership units. However, the Partnership units are convertible into REIT common stock. The Company also owns 35,000 shares of REIT common stock, which is carried at quoted market value.

5.       PREFERRED AND COMMON STOCK:

In connection with the Company's acquisition by Doubletree, the Company retired all of its then outstanding common stock and issued 100 new shares of common stock to Doubletree. In addition, Doubletree made an $18,500,000 capital contribution to the Company. The proceeds from this capital contribution were used by the Company to purchase the Preferred Stock issued by the REIT
(see Note 4).

6.       INCOME TAXES:

Effective December 19, 1997, the Company's results of operations were included in Promus' consolidated U.S. Federal income tax return. Hilton has also continued the practice of including the Company's results of operations in its consolidated U.S. Federal income tax return. Prior to 1997, income taxes were the responsibility of the Company. Under the terms of a tax sharing agreement, the Company makes payments to Hilton for a proportionate allocation of its consolidated income tax expense based on statutory tax rates then in effect. The Company's deferred tax liabilities are primarily comprised of temporary differences related to lease revaluations, adjustments to the basis of REIT preferred stock investment and investments in joint ventures.

Income tax expense (deficit) attributable to income consisted of the following (in thousands):

                                                                                                       Predecessor Company
                                                                                                 --------------------------------
                                                               Year Ended    November 30, 1999   January 1, 1999      Year Ended
                                                              December 31,        through             through        December 31,
                                                                 2000        December 31, 1999   November 29, 1999       1998
                                                              ------------   -----------------   -----------------   ------------
         Current:
              Federal                                            $2,769           $ (223)             $3,051            $5,222
              State                                                 317              (26)                364               645

         Deferred:
              Federal                                                74              169                  2               424
              State                                                   9               20                 --                52
                                                                 ------            ------             ------            ------
                                                                 $3,169           $  (60)             $3,417            $6,343
                                                                 ======            ======             ======            =======

                                                                                                       Predecessor Company
                                                                                                 --------------------------------
                                                               Year Ended    November 30, 1999   January 1, 1999      Year Ended
                                                              December 31,        through             through        December 31,
                                                                 2000        December 31, 1999   November 29, 1999       1998
                                                              ------------   -----------------   -----------------   ------------
         Income tax expense
             (benefit) at federal
              statutory rate                                       35.0%            (35.0)%              35.0%            35.0%
         State taxes, net of federal
             tax benefit                                            4.0              (4.0)                4.0              4.1
         Non-deductible lease
             amortization                                          64.9                --                  --               --
                                                                -------           -------             -------          -------
                                                                  103.9%            (39.0)%              39.0%            39.1%
                                                                =======           =======             =======          =======

Income tax payments are remitted to Hilton in conjunction with the transfers of excess cash of the Company to Hilton (see Note 8).

The components of the net deferred tax balance included in the consolidated balance sheets were as follows as of December 31 (in thousands):

                                                                 2000               1999
                                                               --------           --------
         Deferred tax assets:
            Preferred stock basis                              $  2,200           $  2,989
            Other asset and liability
                basis adjustments                                 3,051                 --
            Other                                                   331                 37
                                                               --------           --------
                                                                  5,582              3,026
         Deferred tax liabilities:
            Leases                                               24,100             20,384
            Other                                                   195                468
                                                               --------           --------
                                                                 24,295             20,852
                                                               --------           --------
         Net deferred tax liability                            $ 18,713           $ 17,826
                                                               ========           ========

7.       COMMITMENTS AND CONTINGENCIES:

At December 31, 2000, the Company leases office space and equipment under noncancelable operating lease agreements expiring at varying intervals through 2002. Rental expense under these leases was approximately $270,000, $312,000 and $301,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

At December 31, 2000, the Company had future lease commitments to the Partnership under the Percentage Leases through 2014. In connection with these leases, the Company paid base rents of approximately $32,373,000, $2,729,000, $30,019,000 and $33,665,000 and rents in excess of base rents of approximately $53,371,000, $1,713,000, $47,846,000 and $49,885,000 for the year ended December
31, 2000, the period November 30, 1999 through December 31, 1999, the period January 1, 1999 through November 29, 1999 and the year ended December 31, 1998, respectively. At December 31, 2000 and 1999, the Company had a net payable to the Partnership of $10,531,000 and $9,438,000, respectively, principally for percentage rents.

All future lease payment obligations ended with the Company's lease termination on January 3, 2001. The office space and equipment leases were transferred to Flagstone.

The Company has management agreements with two hotel operators to manage four of the leased hotels. The management agreements have terms ranging from 10 to 20 years and provide for a fee based on a percentage of each hotel's revenue. These management agreements were either terminated or transferred to Flagstone in connection with the January 2001 lease termination.

The Company is subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position, operations or liquidity of the Company.

8.       RELATED PARTY TRANSACTIONS:

The Company has an intercompany receivable from Hilton subject to an informal agreement where excess cash of the Company is transferred to Hilton. No interest is earned on this receivable.

Certain of the partnerships in which the Company has an interest and certain former stockholders owed the Company approximately $204,000 and $321,000 for advances and other transactions at December 31, 2000 and 1999, respectively.

The Company has recognized, as income, approximately $1,594,000, $164,000, $1,422,000 and $1,529,000 of distributions received from the Partnership with respect to the Preferred Stock, Partnership units and REIT common stock owned by the Company for the year ended December 31, 2000, the period November 30, 1999 through December 31, 1999, the period January 1, 1999 through November 29, 1999 and the year ended December 31, 1998, respectively.

9.       EMPLOYEE BENEFIT PLANS:

The Company maintains an employee savings plan under Section 401(k) of the Internal Revenue Code. This plan covers all full-time employees of the Company who are 21 years of age and have completed at least one year of continuous service. The participants' maximum contributions are limited under applicable IRS regulations. The Company currently matches 50% of employee contributions to the plan, up to a maximum of 2% of employee compensation. Prior to January 1, 1999, vesting in the employer contribution account was graduated over a seven year period. Effective January 1, 1999, vesting in the employer contribution account is graduated over a three year period. Contribution expense related to this plan was approximately $199,000, $15,000, $79,000 and $139,000 for the year ended December 31, 2000, the period November 30, 1999 through December 31, 1999, the period January 1, 1999 through November 29, 1999 and the year ended December 31, 1998, respectively. In January 2001, this plan was transferred to Flagstone. All future obligations under this plan will be obligations of Flagstone.

10.      FAIR VALUE OF FINANCIAL INSTRUMENTS:

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company's financial instruments consist primarily of cash and cash equivalents, trade receivables, note receivable, due from Parent, investments in the REIT, investments in partnerships and ventures, accounts payable and accrued expenses and Percentage Lease payable, each as included in the consolidated balance sheets under such captions.

The carrying amounts of these financial instruments approximate fair value due to the short maturity of those instruments or, in the case of marketable equity securities, are carried at their estimated fair value.

                                    EXHIBIT B

                                 ---------------

                            RFS HOTEL INVESTORS, INC.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                   (UNAUDITED)

         The following unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2000 is based in part on the Consolidated Statement of Operations of RFS Hotel Investors, Inc. for the year ended December 31, 2000 and RFS, Inc. for the year ended December 31, 2000.

         Under the REIT Modernization Act (the "RMA") that became effective January 1, 2001, RFS Hotel Investors, Inc. (the "Company") is permitted to lease its hotels to wholly-owned taxable REIT subsidiaries of the Company ("TRS Lessees"), provided that the TRS Lessees engage a third-party management company to manage the hotels. Effective January 1, 2001, the Company effectively terminated its operating leases, management contracts and related ancillary agreements with Hilton Hotels Corporation ("Hilton") at a cost of approximately $60 million. The cancellation of these agreements entitles the TRS Lessees to retain the operating profits from hotels, which previously accrued to Hilton under these contracts and gives the Company i) more control over the daily operations of its hotels, (ii) the benefits from any cost efficiencies or ancillary revenues generated at the hotels, and (iii) flexibility, in that, the hotels are not encumbered by long term leases which are difficult to amend and expensive to terminate. All of the hotels continue to operate under the same franchise affiliation as prior to the contract termination.

         RFS, Inc. is a wholly-owned subsidiary of Hilton that held the lease and management contracts. In connection with the termination of the leases, the Company purchased 973,684 shares of the Company's convertible preferred stock (Series A Preferred Stock) owned by Hilton for approximately $13 million in cash. The Company recognized as income available to common shareholders approximately $5 million on the re-purchase of the Series A Preferred Stock.

         The $73 million in cash payments to Hilton were financed as follows:

-        Sale of two hotels during 2000 for proceeds of $25 million;

- Placement, with Banc of America Mortgage Capital Corporation, of a new issue of $25 million of non-convertible mandatorily redeemable preferred stock with a 12.5% dividend; and

- Approximately $23 million was borrowed under the Company's line of credit.

These transactions are collectively referred to as the "Hilton Termination".

         The unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2000 assumes that the Hilton Termination occurred on January 1, 2000. Including other related expenses, the $62.4 million payment to terminate the leases, management contracts and related ancillary agreements with Hilton represents the cancellation of an executory contract and has been expensed on January 1, 2001. In addition, a deferred tax benefit of $24.9 million was recognized on January 1, 2001 resulting from the timing difference of the $62.4 million payments for financial reporting purposes versus tax purposes. These transactions are not included in the unaudited Pro Forma Consolidated Statement of Operations.

         This unaudited Pro Forma Consolidated Statement of Income should be read in conjunction with the unaudited Pro Forma Consolidated Balance Sheet at December 31, 2000 included elsewhere in this Form 8-K/A, the historical financial statements of the Company and the historical financial statements of RFS, Inc.

         In management's opinion, all material adjustments necessary to reflect the effects of the Hilton Termination have been made. The following unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations of the Company would have been assuming the Hilton Termination had been completed as of January 1, 2000, nor does it purport to represent the results of operations for future periods.

                            RFS HOTEL INVESTORS, INC.
                UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                  HISTORICAL             PRO FORMA ADJUSTMENTS
                                                              --------------------   --------------------------------    PRO FORMA
                                                              RFS HOTEL              SALE OF      OTHER                  RFS HOTEL
                                                              INVESTORS  RFS, INC.    HOTELS    PROPERTIES   OTHER       INVESTORS
                                                              ---------  ---------   --------    --------   ---------    ---------
                                                              (note a)   (note b)    (note c)    (note d)
Revenue:
   Rooms                                                                 $ 177,406   $ (8,350)   $ 30,878                $ 199,934
   Food and beverage                                                        13,348                  6,345                   19,693
   Other operating departments                                               8,631       (328)      1,501                    9,804
   Lease                                                      $ 106,574                (4,052)    (14,953)  $ (81,692)e      5,877
   Other                                                            785      2,394                             (2,236)f        943
                                                              ---------  ---------   --------    --------   ---------    ---------
         Total hotel revenue                                    107,359    201,779    (12,730)     23,771     (83,928)     236,251

Hotel operating expenses by department:
   Rooms                                                                    32,637     (1,554)      7,112                   38,195
   Food and beverage                                                         9,271                  5,218                   14,489
   Other operating departments                                               1,956       (118)        449                    2,287
Undistributed operating expenses:
   Property operating costs                                                 19,351       (982)      3,232                   21,601
   Property taxes, insurance and other                           10,747      1,830       (347)        979                   13,209
   Franchise costs                                                          15,680       (580)      1,061                   16,161
   Maintenance and repair                                                    8,667       (382)      1,475                    9,760
   Management fees                                                           1,565          0         716       3,458 g      5,739
   Percentage lease                                                         85,744      (4,052)               (81,692)e          0
   General and administrative                                               12,923       (564)      3,292                   15,651
                                                              ---------  ---------   --------    --------   ---------    ---------
         Total hotel operating expenses                          10,747    189,624     (8,579)     23,534     (78,234)     137,092
                                                              ---------  ---------   --------    --------   ---------    ---------

Net hotel operating income                                       96,612     12,155     (4,151)        237      (5,694)      99,159

Corporate expenses:
   Depreciation                                                  27,198      5,419       (623)                 (5,419)f     26,575
   Amortization of deferred expenses and unearned compensation    1,710                                                      1,710
   Interest expense                                              23,016                                         1,411 h     24,427
   General and administrative                                     6,304      3,685                             (3,685)f      6,304
   Loss on sale of hotel properties and franchise
     termination fees                                             4,376                                                      4,376
   Minority interest in Operating Partnership and subsidiaries    3,218                                                      3,218
                                                              ---------  ---------   --------    --------   ---------    ---------

Income before income taxes                                       30,790      3,051     (3,528)        237       1,999       32,549
Income taxes                                                                 3,169                               (490)j      2,679
                                                              ---------  ---------   --------    --------   ---------    ---------

Income from continuing operations                                30,790       (118)    (3,528)        237       2,489       29,870
Preferred stock dividends                                        (1,412)                                       (1,713)i     (3,125)
                                                              ---------  ---------   --------    --------   ---------    ---------

INCOME FROM CONTINUING OPERATIONS APPLICABLE
     TO COMMON SHAREHOLDERS                                   $  29,378  $    (118)  $ (3,528)   $    237   $     776    $  26,745
                                                              =========  =========   ========    ========   =========    =========
Income from continuing operations per share - basic           $    1.20                                                  $    1.09
Weighted average common shares outstanding                       24,559                                                     24,559

Income from continuing operations per share - diluted         $    1.20                                                  $    1.09
Weighted average common shares and equivalents outstanding       24,580                                                     24,580


         See Notes to Unaudited Proforma Consolidated Income Statement.

                            RFS HOTEL INVESTORS, INC.

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

         a)       Represents the Company's historical results of operations.

         b)       Represents RFS, Inc.'s historical results of operations.

         c) Eliminate the historical results of operations of the three properties sold by the Company during 2000: the Hawthorn Suites in Atlanta, Georgia, Hampton Inn in Warren, Michigan and Hampton Inn in Plano, Texas. These properties were also leased to RFS, Inc.

         d) Represents the historical results of operations of four hotels that were owned by the Company throughout 2000 and not leased. The operating results of these hotels were grouped with lease revenue due to their insignificance. Also includes operating results of the Beverly Heritage hotel that was leased to a subsidiary of Hilton other than RFS, Inc. and the operations of the Hilton Fisherman's Wharf hotel that was leased to another third party until December 31, 2000. The net income for these properties in the pro forma statement of operations is the lessee profit for the Beverly Heritage hotel and the Hilton Fisherman's Wharf hotel. Effective January 1, 2001, all six of these hotels are leased to the TRS Lessees.

         e) Eliminate the lease revenue earned by the Company from its leases with RFS, Inc.

         f) Eliminate the RFS, Inc. management and consulting fees, other revenue, corporate general and administrative expenses, depreciation and amortization that do not accrue to the Company as a result of the Hilton Termination.

         g) Adjust historical management fees to the new management contracts that are effective January 1, 2001.

         h) Represents the increase in interest expense (computed using the 1999 weighted average interest rate of 7.6%) after applying the net proceeds from the sale of three hotels of $30.8 million to the Line of Credit and the additional draw on the Line of Credit of approximately $49.3 million to fund the Hilton Termination.

         i) Recognize the following Preferred Stock transactions as if they occurred on January 1, 2000:

                  1) The Company purchased 973,684 shares of the Company's Series A Preferred Stock owned by Hilton for approximately $13 million, accordingly, the historical preferred dividends have been eliminated.

                  2) The Company issued 250 thousand shares of non-convertible mandatorily redeemable Series B Preferred Stock for $23.9 million, net of fees and expenses. Holders of the Series B Preferred Stock are entitled to receive quarterly cash dividends commencing March 31, 2001 at an annual rate of 12.5%. The preferred dividends are included in the pro forma financial information.

                  j) Eliminate income tax expense on RFS, Inc. of $3.2 million that does not accrue to the Company as a result of the Hilton Termination and to recognize a provision for deferred income taxes of approximately $2.7 million associated with the Company's TRS Lessees (calculated as the TRS Lessees income before income taxes for financial reporting purposes multiplied by 40%). Since the payments to terminate the operating leases, management contracts and ancillary agreements represented the cancellation of executory contracts, the lease termination payments were expensed for financial reporting purposes. However, for tax purposes, the lease termination payments will be amortized over a period of years and the amortization will offset the income of the TRS such that the income tax provision in future years will be primarily a deferred tax provision. The Company anticipates it will not pay any material federal or state income taxes.

FUNDS FROM OPERATIONS

         The Company considers Funds From Operations ("FFO") to be appropriate measures of a REIT's performance, which should be considered along with, but, not as an alternative to, net income and cash flow as a measure of the Company's operating performance and liquidity.

         The National Association of Real Estate Investment Trusts (NAREIT), defines FFO as net income (computed in accordance with generally accepted accounting principles or GAAP which includes all operating results of the Company, both recurring and non-recurring), excluding gains (losses) from debt restructuring and sales of depreciable operating property, plus real estate related depreciation and amortization and after comparable adjustments for the Company's portion of these items related to unconsolidated partnerships and joint ventures. Excluding deferred income taxes, the Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. FFO does not represent cash flows from operations as determined by GAAP and should not be considered as an alternative to net income as an indication of the Company's financial performance or to cash flow from operating activities determined in accordance with GAAP as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions.

         The following compares the computation of FFO for the Company on its historical results of operations and its pro forma results of operations:

                                                         HISTORICAL         PRO FORMA
                                                        -------------     --------------
Net income                                                   $30,790            $29,870
Deferred income tax provision                                                     2,679
Minority interest in Operating Partnership                     3,218              3,218
Depreciation                                                  27,198             26,575
Loss on sale of hotel properties and
  franchise termination fees                                   4,376              4,376
Preferred stock dividends                                    (1,412)            (3,125)
                                                        -------------     --------------
FFO                                                          $64,170            $63,593
                                                        -------------     --------------